SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

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The Vantagepoint Funds
(Name of Registrant as Specified in its Charter)

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT HIGH YIELD FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W1344.

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint High Yield Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about January 5, 2015 to shareholders of record of the Fund as of November 30, 2014.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. On August 1, 2014, Western Asset Management Company (“Western”) began managing a portion of the assets of the Fund allocated to it pursuant to an initial subadvisory agreement between the VP Funds, on behalf of the Fund, VIA and Western (the “Initial Subadvisory Agreement”). At a meeting held on September 26, 2014 (“September Meeting”), VIA recommended, and the Board approved an amendment to the Initial Subadvisory Agreement to permit Western to delegate certain subadvisory services relating to non-U.S. dollar denominated and foreign currency investments to its affiliate, Western Asset Management Company Limited (“Western Limited”), in regard to the U.S. high yield mandate Western employs for the Fund (the “Amended Subadvisory Agreement”).* In connection with the approval of the Amended Subadvisory Agreement, VIA recommended, and the Board also approved, a sub-subadvisory agreement between Western and Western Limited, with respect to the Fund, to permit Western Limited to provide such delegated subadvisory services to the Fund (the “Sub-Subadvisory Agreement”).

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

*	The Amended Subadvisory Agreement also provides that, in the event a disaster or similar emergency disrupts Western’s normal operations, Western’s responsibilities may temporarily be assumed by Western Limited in connection with Western’s business continuity management plan.

Consistent with the SEC Order, at the September Meeting, the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the Amended Subadvisory Agreement and Sub-Subadvisory Agreement. As discussed later in this Information Statement, the Board carefully considered the Amended Subadvisory Agreement and Sub-Subadvisory Agreement, and concluded that the approval of the Amended Subadvisory Agreement and the Sub-Subadvisory Agreement was in the best interests of the Fund and its shareholders.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new sub-subadvisory arrangement for the Fund.

APPOINTMENT OF WESTERN LIMITED AS A SUB-SUBADVISER TO THE FUND

At the September Meeting, VIA recommended, and the Board, including a majority of the Independent Directors, approved: (i) the Amended Subadvisory Agreement to permit Western to delegate certain subadvisory services relating to non-U.S. dollar denominated and foreign currency investments to Western Limited; and (ii) the Sub-Subadvisory Agreement to permit Western Limited to provide such delegated subadvisory services to the Fund. On October 7, 2014, the Sub-Subadvisory Agreement between Western and Western Limited became effective. Oaktree Capital Management, L.P. (“Oaktree”) continues to serve as a subadviser to the Fund.

Under the terms of the Sub-Subadvisory Agreement, Western Limited makes investment decisions for the assets of the Fund allocated to it by Western, and supervises and directs the Fund’s investments with respect to such assets that are assigned to Western Limited by Western.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION

REGARDING WESTERN LIMITED

VIA recommended to the Board that it appoint Western Limited, an affiliate of Western, as a sub-subadviser with respect to the portion of the Fund managed by Western and approve the Sub-Subadvisory Agreement. VIA made this recommendation because, among other things, in its view, based in part on information given by Western and Western Limited to VIA, Western and Western Limited: (i) possess a stable organizational structure; (ii) have an experienced investment team; (iii) have adequate infrastructure and support staff; (iv) have experience as subadvisers or sub-subadvisers of registered investment companies; (v) have demonstrated long-term consistent above-median, risk-adjusted returns versus peers; and (vi) have demonstrated historically positive relative performance to a relevant benchmark or peers or both.

Before approving the appointment of Western Limited as a sub-subadviser to the Fund, the Board considered the recommendation of VIA and supporting information provided by VIA.

With respect to the Board’s consideration of the Amended Subadvisory Agreement and Sub-Subadvisory Agreement for the Fund, the Directors received written information in advance of the September Meeting from VIA, which included: (1) VIA’s rationale for recommending Western Limited for Board approval as a sub-subadviser of the Fund; (2) the nature, extent and quality of the services that Western Limited would provide to the Fund; (3) Western Limited’s experience, investment management business, personnel and operations; (4) Western Limited’s brokerage and trading policies and practices; (5) the level of fees to be charged to Western by Western Limited for the subadvisory services to be provided with regard to the Fund and a comparison of those fees to the: (a) standard fee schedule Western Limited charges for serving in a sub-subadvisory or subadvisory capacity with respect to accounts with an investment mandate that is similar to the investment mandate that Western employs for the Fund; (b) fee schedule Western Limited charges for serving in a sub-subadvisory or subadvisory capacity with respect to other investment company clients with a U.S. high yield mandate and a similar investment objective to that of the Fund; and (c) fees charged by: (i) a group of U.S. separate account investment managers utilizing a U.S. high yield fixed income investment mandate; and (ii) a group of U.S. separate account investment managers utilizing a global high yield fixed income investment mandate; (6) Western Limited’s compliance program; (7) performance information for Western, which included Western Limited’s management of non-U.S. dollar denominated and foreign currency investments (“Investment Performance Information”), and such performance compared to a relevant benchmark; and (8) Western Limited’s financial condition.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve the Amended Subadvisory Agreement and Sub-Subadvisory Agreement, the Directors considered the information received in advance of the September Meeting, the presentations made by, and discussions held with, personnel of VIA, Western and Western Limited, and discussions with the Chief Compliance Officer (“CCO”) of the VP Funds, as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the Sub-Subadvisory Agreement.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by Western Limited under the Sub-Subadvisory Agreement, the Directors considered the specific investment process to be employed by Western Limited in managing the assets of the Fund that Western may allocate to it; the qualifications of Western Limited’s investment management personnel with regard to investing in non-U.S. dollar denominated and foreign currency investments; the Investment Performance Information provided by VIA as compared to a relevant benchmark; Western Limited’s infrastructure and whether it appeared to adequately support the services it is to provide with regard to the Fund; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by Western and Western Limited to the Fund. The Directors acknowledged that Western Limited has experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve, along with Western, favorable results implementing the mandate that Western is to employ for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by Western Limited were appropriate for the Fund in light of its investment objective and strategies and, thus, supported a decision to approve the Sub-Subadvisory Agreement.

Investment Performance. The Directors reviewed the Investment Performance Information provided by VIA with respect to the mandate Western employs for the Fund, and considered this Investment Performance Information versus a relevant benchmark and VIA’s favorable assessment of such performance. Based on the information provided, the Directors concluded that the Investment Performance Information supported a decision to approve the Sub-Subadvisory Agreement.

Sub-Subadvisory Fee, Expense Ratio Impact and Economies of Scale. In evaluating the proposed sub-subadvisory fee to be paid to Western Limited, the Directors considered that the fee to be paid to Western Limited under the Sub-Subadvisory Agreement is to be paid by Western and not by the Fund and there would be no change in the subadvisory fee Western charges the Fund. The Directors noted that the fee to be charged to Western by Western Limited under the Sub-Subadvisory Agreement is the same fee that Western charges to the Fund. The Directors also noted that, according to the information provided by VIA, Western and Western Limited do not currently manage any other accounts with an investment mandate directly comparable to the customized high yield mandate that Western employs on behalf of the Fund. The Directors, however, considered that, according to the information provided, Western Limited’s proposed fee schedule under the Sub-Subadvisory Agreement was lower than: (i) the standard fee schedule Western Limited charges for serving in a sub-subadvisory or subadvisory capacity with respect to accounts with an investment mandate that is similar to the investment mandate that Western employs for the Fund; and (ii) the fee schedule Western Limited charges for serving in a sub-subadvisory or subadvisory capacity with respect to other investment company clients with a U.S. high yield mandate and a similar investment objective to that of the Fund. Additionally, the nature of the subadvisory services Western Limited is to provide under the Sub-Subadvisory Agreement appeared to be comparable to those Western Limited provides to other registered investment company clients.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by: (i) a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets allocated to Western that employ a U.S. high yield fixed income mandate; and (ii) a group of U.S. separate account investment managers to accounts that employ a global high yield fixed income mandate with an average dedicated allocation to non-U.S. dollar denominated assets similar to the maximum limit permitted by the Fund to be opportunistically allocated to such investments. According to the information provided, the proposed effective fee rate to be paid by Western to Western Limited under the Sub-Subadvisory Agreement would be below the median fee charged by such U.S. and global high yield fixed income managers and would rank in the first quartile of such managers.

The Directors further considered that, if Western Limited served as a sub-subadviser to the Fund, there would be no effect on the overall investment advisory fee and total expense ratio for the Fund as Western Limited’s sub-subadvisory fee is to be paid by Western.

The foregoing comparisons assisted the Directors in considering the Sub-Subadvisory Agreement by providing them with a basis for evaluating Western Limited’s fee schedule on a relative basis.

The Directors also reviewed the information provided by Western and Western Limited regarding the potential estimated profits to be realized from Western’s and Western Limited’s relationship with the Fund. In considering the extent to which economies of scale may be realized by Western Limited as the assets of the Fund that are allocated to it by Western grow, and whether the proposed sub-subadvisory fee level reflects these economies, the Directors considered that Western Limited’s fee is to be paid by Western. The Directors also considered that, although the fee schedules to the Amended Subadvisory Agreement and Sub-Subadvisory Agreement do not include breakpoints, Western and Western Limited stated that the fee charged to the Fund reflects potential and future economies of scale.

Other Considerations. The Directors considered VIA’s reasons for recommending the arrangement whereby Western Limited would serve in a sub-subadvisory capacity to the Fund with respect to certain non-U.S. dollar denominated and foreign currency investments in connection with the U.S. high yield mandate Western employs for the Fund. The Directors also considered VIA’s conclusion that the fee to be paid to Western, and the fee to be paid to Western Limited by Western, is appropriate given the nature and quality of the services to be provided to the Fund. The Directors concluded that VIA’s recommendations and conclusions supported approval of the Sub-Subadvisory Agreement.

In considering the potential “fall-out” or ancillary benefits that may accrue to Western Limited due to its relationship with the Fund, the Directors noted that Western Limited reported that it would derive no marginal ancillary benefits from its relationship with the Fund.

Conclusion. After evaluating the information described above and full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the approval of the Amended Subadvisory Agreement and the Sub-Subadvisory Agreement were in the best interests of the Fund and its shareholders, and approved the Amended Subadvisory Agreement with Western and the Sub-Subadvisory Agreement between Western and Western Limited.

THE SUB-SUBADVISORY AGREEMENT

Pursuant to the Amended Subadvisory Agreement, Western may delegate certain subadvisory services relating to non-U.S. dollar denominated and foreign currency investments to Western Limited with respect to a portion of the Fund’s assets assigned to Western. Under the Sub-Subadvisory Agreement, Western Limited makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it by Western, and supervises and directs the Fund’s investments with respect to those assets assigned to Western Limited by Western. Western Limited discharges its responsibilities under the Sub-Subadvisory Agreement subject to the supervision of Western, VIA and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The Sub-Subadvisory Agreement is dated October 7, 2014, and has an initial term ending February 29, 2016. Thereafter, continuance of the Sub-Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to Western under the Sub-Subadvisory Agreement, Western Limited receives a quarterly fee from Western based on the average daily net asset value of the portion of the assets under Western Limited’s management, with an annual rate of 0.20% on all assets. The VP Funds, the Fund and VIA are not responsible for the management fee or any other compensation payable to Western Limited, which is to be paid or borne by Western.

Western Limited is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE SUB-SUBADVISER

Western Limited, with its principal offices at 10 Exchange Square, Primrose Street, London, United Kingdom EC2A 2EN, is an indirect wholly owned subsidiary of Legg Mason, Inc., a global asset management firm listed on the New York Stock Exchange. The business address of Legg Mason, Inc. is 100 International Drive, Baltimore, Maryland 21202.

The principal executive officers and directors of Western Limited, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
Charles A. Ruys de Perez	Director and General Counsel
Michael B. Zelouf	Director; Head of London Operations
Thomas C. Merchant	Non-executive Director
Kate Blackledge	Secretary

The address of each individual is Exchange Square, Primrose Street, London, United Kingdom EC2A 2EN.

Information regarding other U.S. registered mutual funds with a similar investment objective for which Western Limited serves as subadviser or sub-subadviser is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA, and President and Principal Executive Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC, Assistant Secretary of VIA, and Secretary of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, Treasurer of VIA, and Treasurer and Principal Financial Officer of the VP Funds. Karen McBarnette serves as CCO and Vice President of the VP Funds, CCO of VIA, and CCO and Senior Vice President of ICMA-RC.

VIA provides investment advisory services to the Fund pursuant to a Second Master Investment Advisory Agreement (“Second Master Agreement”). The Second Master Agreement, dated January 3, 2005, as amended December 29, 2005, October 26, 2007, December 11, 2009, August 31, 2012 and May 1, 2014, was last approved by shareholders of the Fund on April 30, 2014 in connection with the commencement of the Fund’s operations. On February 5, 2014, the Board approved the continuance of the Second Master Agreement through February 28, 2015. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Second Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.28%. As the Fund commenced operations on May 1, 2014, the Fund did not pay VIA any advisory fees for services provided to the Fund for the fiscal year ended December 31, 2013.

SUBADVISER AND SUBADVISORY FEES PAID

The Fund commenced operations on May 1, 2014 with Oaktree serving as the Fund’s single subadviser. On August 1, 2014, Western began serving as an additional subadviser of the Fund. From May 1, 2014 through September 30, 2014, the Fund paid the following amounts in actual subadvisory fees to Oaktree and Western, respectively: $543,714 and $60,012. The fee to be paid to Western Limited under the Sub-Subadvisory Agreement is to be paid by Western and not by the Fund. In addition, there is no change in the subadvisory fee Western charges the Fund or the overall investment advisory fee of the Fund.

PAYMENTS OF COMMISSIONS TO AFFILIATES

As the Fund commenced operations on May 1, 2014, the Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2013.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of November 30, 2014, the Fund had 37,533,177 outstanding shares. Each share entitles the holder to one vote. The Fund has only one class of shares, T Shares.

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of November 30, 2014:

Name	Address	Fund and Class	Amount of shares owned	Percentage Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	High Yield Fund – T Shares	32,341,118	86.17%

Also, as of November 30, 2014, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust, and pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

The following represents the percentage of total shares outstanding of the Fund held, directly or indirectly, by VantageTrust as of November 30, 2014: 86.17%.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2013.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. As the Fund commenced operations on May 1, 2014, the Fund did not pay VTA any fees for services provided to the Fund during the fiscal year ended December 31, 2013.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

U.S. Registered Mutual Funds with Similar Investment Objectives for which

Western Limited serves as Subadviser or Sub-Subadviser

Name of Fund	Approximate Total Fund Assets Subadvised/ Sub-subadvised as of October 31, 2014	Fee Schedule or Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee

Confidential Fund 1*	$413,697,850	55 bps on all assets	N/A

Confidential Fund 2*	$708,620,302	45 bps on all assets	N/A

Confidential Fund 3*	$524,559,798	56 bps on all assets	N/A

Confidential Fund 4*	$770,653,052	25 bps on the first $500 million in assets; 20 bps on assets over $500 million	N/A

Confidential Fund 5*	$301,568,436	25 bps on the first $500 million in assets; 20 bps on assets over $500 million	N/A

Confidential Fund 6*	$1,357,266,407	55 bps on all assets	N/A

Confidential Fund 7*	$285,930,848	56 bps on all assets	N/A

Confidential Fund 8*	$95,239,767	42 bps on all assets	N/A

*	For confidentiality purposes, the names of the funds have been omitted by Western Limited.

Note: As of October 31, 2014, Western managed approximately $179 million of the Fund’s total assets, which includes any assets allocated to Western Limited by Western.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT HIGH YIELD FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint High Yield Fund is available at

http://www.icmarc.org/x3333.xml?RFID=W1344.

This Notice of Internet Availability of Information Statement is being mailed on or about January 5, 2015 to shareholders of record of the Vantagepoint High Yield Fund (the “Fund”) as of November 30, 2014.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. On August 1, 2014, Western Asset Management Company (“Western Asset”) began managing a portion of the assets of the Fund allocated to it pursuant to an initial subadvisory agreement between the VP Funds, on behalf of the Fund, Vantagepoint Investment Advisers, LLC (“VIA”) and Western (the “Initial Subadvisory Agreement”). At a meeting held on September 26, 2014, the Board of Directors of the VP Funds (the “Board”) approved an amendment to the Initial Subadvisory Agreement to permit Western to delegate certain subadvisory services relating to non-U.S. dollar denominated and foreign currency investments to its affiliate, Western Asset Management Company Limited (“Western Limited”), with respect to the portion of the Fund’s assets managed by Western. At that same meeting, the Board approved the hiring of Western Limited to serve as a sub-subadviser to provide such delegated subadvisory services to the Fund. These changes were approved by the Board on the recommendation of the Fund’s investment adviser, VIA, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W1344. The full information statement will be available at that address until April 30, 2015. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy

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of the full information statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full information statement), please contact the Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

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